Exhibit 99.1

Tyson Foods, Inc. Announces Pricing of Senior Notes Offering

SPRINGDALE, Ark., Aug. 10, 2026 -- Tyson Foods, Inc. (the “Company” or “we”) (NYSE: TSN) announced today that it has agreed to sell $500 million aggregate principal amount of its 5.100% Senior Notes due 2031 (the “2031 Notes”) and $500 million aggregate principal amount of its 5.600% Senior Notes due 2037 (together with the 2031 Notes, the “Notes”) in an underwritten public offering under its effective shelf registration statement. The offering is expected to close on August 24, 2026, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the offering to purchase notes tendered in a contemplated tender offer and the remainder, if any, for general corporate purposes.

BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Rabo Securities USA, Inc., RBC Capital Markets, LLC, Goldman Sachs & Co. LLC and U.S. Bancorp Investments, Inc. are acting as joint book-running managers for the offering. Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc. are acting as senior co-managers for the offering. The co-managers for the offering are BMO Capital Markets Corp., Regions Securities LLC, Academy Securities, Inc., Loop Capital Markets LLC and Siebert Williams Shank & Co., LLC.

The offering may be made only by means of a prospectus supplement and the accompanying prospectus. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering may be obtained from BofA Securities, Inc. by calling BofA Securities, Inc. toll-free at 1-800-294-1322, from J.P. Morgan Securities LLC by calling J.P. Morgan Securities LLC collect at 212-834-4533, from Morgan Stanley & Co. LLC by calling Morgan Stanley & Co. LLC toll-free at 1-866-718-1649, or from Rabo Securities USA, Inc. by calling Rabo Securities USA, Inc. toll-free at 1-866-746-3850. You may also get these documents for free by visiting EDGAR on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A registration statement relating to the notes became effective on June 9, 2026, and this offering is being made by means of a prospectus supplement.

About Tyson Foods, Inc.

Tyson Foods, Inc. (NYSE: TSN) is a world-class food company and recognized leader in protein. Founded in 1935 by John W. Tyson, it has grown under four generations of family leadership. The Company is unified by this purpose: Tyson Foods. We Feed the World Like Family™ and has a broad portfolio of iconic products and brands including Tyson®, Jimmy Dean®, Hillshire Farm®, Ball Park®, Wright®, State Fair®, Aidells® and ibp®. Tyson Foods is dedicated to bringing high-quality food to every table in the world, safely, sustainably, and affordably, now and for future generations. Headquartered in Springdale, Arkansas, the Company is a member of the S&P 500 and Russell 1000 large capitalization indices. It had approximately 133,000 team members on September 27, 2025.

Forward-Looking Statements

Certain information in this release constitutes forward-looking statements as contemplated by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, current views and estimates of our outlook for fiscal 2026, other future economic circumstances, industry conditions in domestic and international markets, our performance and financial results (e.g., debt levels, return on invested capital, value-added product growth, capital expenditures, tax rates, access to foreign markets and dividend policy). These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. The Company cautions readers not to place undue reliance on any forward-looking statements, which are expressly qualified in their entirety by this cautionary statement and speak only as of the date made. Other important factors are discussed in detail in the Company’s filings with the Securities and Exchange Commission, including in Part I, Item 1A. “Risk Factors” included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact: Laura Burns, TysonFoodsPR@tyson.com